                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

         This Registration Rights Agreement (the "Agreement") is entered into as of June 30, 2003, among OnCure Medical Corp., a Delaware corporation (the "Company"); the persons and/or entities listed as Series A Investors on Schedule I attached hereto (the "Series A Investors"); the persons and/or entities listed as Series B Investors on Schedule I (the "Series B Investors"); and the persons and/or entities listed as Series C-1 Investors on Schedule I (the "Series C-1 Investors"). The names and addresses of all parties to this Agreement are set forth on Schedule I.

         WHEREAS, the Company has issued and/or concurrently herewith is issuing to the Series A Investors an aggregate of 10,834 shares of the Company's Series A Convertible Preferred Stock, $.001 par value per share (the "Series A Preferred Stock"), pursuant to the Restructuring Agreement dated as of June 30, 2003 among the Company and the persons signatories thereto (the "Restructuring Agreement");

         WHEREAS, the Company has issued and/or concurrently herewith is issuing to the Series B Investors an aggregate of 150,325 shares of the Company's Series B Convertible Preferred Stock, $.001 par value per share (the "Series B Preferred Stock"), pursuant to the Restructuring Agreement;

         WHEREAS, the Company has issued and/or concurrently herewith is issuing to certain of the Series C-1 Investors an aggregate of 77,200 shares of the Company's Series C-1 Convertible Preferred Stock, $.001 par value per share (the "Series C-1 Preferred Stock"), pursuant to the Restructuring Agreement;

         WHEREAS, one of the Series C-1 Investors, Laurel Holdings II, L.L.C., is purchasing, concurrently herewith, an aggregate of 240,000 shares of Series Preferred Stock pursuant to the Securities Purchase Agreement of even date herewith among the Company, certain subsidiaries of the Company and Laurel Holdings II, L.L.C. (the "Securities Purchase Agreement");

         WHEREAS, in order to induce the Investors to agree to a capital restructuring of the Company or to invest in the Company, as the case may be, the Company has agreed with the parties hereto to enter into this Registration Rights Agreement;

         NOW, THEREFORE, in consideration of the premises, the agreements set forth below, and the parties' desire to further the interests of the Company and its present and future stockholders, the parties agree as follows:

         1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings (such meanings shall be equally applicable to both the singular and the plural forms of the terms defined):

              "Board of Directors" shall mean the board of directors of the Company as constituted from time to time.

              "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

              "Common Stock" shall mean the Common Stock, $0.001 par value per share, of the Company, as constituted as of the date of this Agreement.

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

              "Investors" shall mean the Series A Investors, Series B Investors and Series C-1 Investors.

              "Person" shall mean an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

              "Preferred Conversion Shares" shall mean the shares of Common Stock issuable upon conversion of the Preferred Shares.

              "Preferred Shares" shall mean the shares of Preferred Stock issued to the Investors pursuant to or in connection with Restructuring Agreement or the Securities Purchase Agreement, as the case may be.

              "Preferred Stock" shall mean the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, and Series C-1 Convertible Preferred Stock.

              "Qualified Offering" shall mean a firm commitment underwritten public offering of shares of the Company's Common Stock in which (i) the aggregate net proceeds to the Company are at least $60 million and (ii) the price paid by the public for such shares is at least $.50 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

              "Registration Expenses" shall mean the expenses so described in
Section 7.

              "Registrable Shares" shall mean the Preferred Conversion Shares and the Warrant Conversion Shares, excluding the Preferred Conversion Shares and Warrant Conversion Shares that have (a) been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them (b) been publicly sold pursuant to Rule 144 under the Securities Act, (c) been otherwise transferred and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or stop transfer order and such securities maybe be publicly resold by the person receiving such certificate without complying with the registration requirements of the Securities Act or (d) ceased to be outstanding. For purposes of this Agreement,
(1) a holder of Preferred Shares, Warrant Exercise Shares and a Warrant shall be deemed to be a holder of Registrable Shares, unless such holder is a transferee that is not entitled to registration rights under Section 11(a) hereof; and (2) when reference is made to a number or amount of Registrable Shares (whether expressed as a percentage, a majority or otherwise), it shall be assumed for such purposes that
(a) all Preferred Shares have been converted into Preferred Conversion Shares and (b) all outstanding Warrants have been exercised in full, and all Warrant Exercise Shares have been converted into Warrant Conversion Shares.

              "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

              "Selling Expenses" shall mean the expenses so described in Section 7.

              "Subsidiary" shall mean (i) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned directly or indirectly by the Company and/or any one or more of its Subsidiaries, and (ii) any partnership, limited liability company, association, joint venture or other entity in which the Company and/or one or more of its Subsidiaries has more than a fifty percent (50%) equity interest at the time.

              "Warrants" shall mean the warrants issued or issuable pursuant to the Securities Purchase Agreement and/or the Restructuring Agreement dated as of the date hereof among the Company and certain of its stockholders, and any warrants issued in exchange for or in replacement thereof.

              "Warrant Conversion Shares" shall mean the shares of Common Stock issuable upon conversion of the Warrant Exercise Shares.

              "Warrant Exercise Shares" shall mean the shares of Series C-1 Preferred Stock issuable upon exercise of the Warrants.

         2. Restrictive Legend. Each certificate representing Preferred Shares, Preferred Conversion Shares, Warrant Exercise Shares or Warrant Conversion Shares shall, except as otherwise provided in this Section 2 or in
Section 3, be stamped or otherwise imprinted with a legend substantially in the following form:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

A certificate shall not bear such legend if in the opinion of counsel satisfactory to the Company (it being agreed that Testa, Hurwitz & Thibeault, LLP or Choate Hall and Stewart shall be satisfactory) the securities represented thereby may be publicly sold without registration under the Securities Act and any applicable state securities laws.

         3.   Required Registration.
              ---------------------

              (a) At any time after the earlier of three years from the date of this Registration Rights Agreement or six months after the closing of a public offering of Common Stock pursuant to an effective registration statement, the holders of Registrable Shares constituting at least 35% in interest of the total number of Registrable Shares then outstanding may request the Company to register under the Securities Act all or any portion of the Registrable Shares held by such requesting holder or holders for sale in the manner specified in such notice. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 3 within 180 days after the effective date of any registration statement on Form S-1 filed by the Company.

              (b) Following receipt of any notice under this Section 3, the Company shall promptly notify all holders of Registrable Shares from whom notice has not been received and such holders shall then be entitled within 30 days thereafter to request the Company to include in the requested registration all or any portion of their Registrable Shares. The Company shall use its commercially reasonable efforts to register under the Securities Act, for public sale in accordance with the method of disposition described in paragraph (a) above, the number of Registrable Shares specified in such notice (and in all notices received by the Company from other holders within 30 days after the giving of such notice by the Company). The Company shall be obligated to register Registrable Shares pursuant to this Section 3 on two occasions only (except for on Form S-3 or any equivalent successor form); provided, however, that such obligation shall be deemed satisfied only when a registration statement covering all Registrable Shares specified in notices received as aforesaid for sale in accordance with the method of disposition specified by the requesting holders shall have become effective or if such registration statement has been withdrawn prior to the consummation of the offering at the request of the holders of a majority of the Registrable Shares included in such registration statement (other than as a result of a material adverse change in the business or condition, financial or otherwise, of the Company) and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto (not including shares eligible for sale pursuant to the underwriters' over-allotment option).

              (c) The Company shall be entitled to include in any registration statement referred to in this Section 3 shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter, such inclusion would adversely affect the marketing of the Registrable Shares to be sold. Except for registration statements on Form S-4, S-8 or any successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders requesting sale pursuant to an underwritten offering pursuant to this Section 3 until the completion of the period of distribution of the registration contemplated thereby.

              (d) If in the opinion of the managing underwriter the inclusion of all of the Registrable Shares requested to be registered under this Section would adversely affect the marketing of such shares, shares to be sold by the holders of Registrable Shares, if any, shall be excluded only after any shares to be sold by the Company have been excluded, in such manner that the shares to be sold shall be allocated among the selling holders pro rata based on their ownership of Registrable Shares.

         4. Incidental Registration. If the Company at any time (other than pursuant to Section 3 or Section 5) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Shares for sale to the public), each such time it will give written notice to all holders of outstanding Registrable Shares of its intention so to do. Upon the written request of any such holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of its Registrable Shares, the Company will use its commercially reasonable efforts to cause the Registrable Shares as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder of such Registrable Shares so registered. In the event that any registration pursuant to this Section 4 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares (including Registrable Shares) to be included in such underwriting may be reduced, if and to the extent that the managing underwriter is of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that any such reductions shall be made only in the following manner: first, those shares that are not Registrable Shares (excluding those shares that the Company has proposed to be registered) may be removed from the underwriting to the extent necessary to satisfy such marketing limitation; second, if additional shares need to be removed from the underwriting to satisfy such marketing limitation, then Registrable Shares resulting from the conversion of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (including Warrant Exercise Shares) may be removed from the underwriting (pro rata based on the number of such shares that had been designated for inclusion in the underwriting by each holder thereof) to the extent necessary to satisfy such marketing limitation ;and third, , if additional shares need to be removed from the underwriting to satisfy such marketing limitation, then those shares that the Company has proposed to be registered may be removed from the underwriting to the extent necessary to satisfy such marketing limitation; and further provided, however, that in no event may fewer than twenty percent (20%) of the total number of shares of Common Stock to be included in such underwriting be made available for Registrable Shares unless the managing underwriter shall in good faith advise the holders thereof proposing to distribute their securities through such underwriting that such level of participation would, in its opinion, materially adversely affect the offering price or its ability to complete the offering and shall specify the number of Registrable Shares which, in its opinion, can be included in the registration and underwriting without such an effect.

         5. Registration on Form S-3. If at any time (i) a holder or holders of Registrable Shares request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the Registrable Shares held by such requesting holder or holders, having an estimated market value of at least $1,000,000 at time of such request and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its commercially reasonable efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of Registrable Shares specified in such notice. Whenever the Company is required by this Section 5 to use its commerically reasonable efforts to effect the registration of Registrable Shares, each of the procedures and requirements of
Section 3 (including but not limited to the requirement that the Company notify all holders of Registrable Shares from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration, provided, however, that there shall be no limitation on the number of registrations on Form S-3 which may be requested and obtained under this Section 5, and provided, further, however, that the requirements contained in the first sentence of Section 3(a) shall not apply to any registration on Form S-3 which may be requested and obtained under this Section 5. Notwithstanding anything to the contrary in this Section 5, the Company shall not be required to effect more than one registration pursuant to this Section 5 in any six (6) month period.

         6. Registration Procedures. If and whenever the Company is required by the provisions of Sections 3, 4 or 5 to use its commercially reasonable efforts to effect the registration of any Registrable Shares under the Securities Act, the Company will, as expeditiously as practicable:

              (a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 3, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

              (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

              (c) furnish to each seller of Registrable Shares and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Shares covered by such registration statement;

              (d) use its commercially reasonable efforts to register or qualify the Registrable Shares covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Registrable Shares or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

              (e) use its commercially reasonable efforts to list the Registrable Shares covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

              (f) provide a transfer agent and registrar for all such Registrable Shares, not later than the effective date of such registration statement;

              (g) promptly notify each seller of Registrable Shares and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

              (h) if the offering is underwritten and at the request of any seller of Registrable Shares, use its commercially reasonable efforts to furnish on the date that Registrable Shares are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the commercially reasonable knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein) and (C) to such other matters as reasonably may be requested by counsel for the underwriters or by such seller or its counsel and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

              (i) make available for inspection by each seller of Registrable Shares, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement. The rights granted pursuant to this subsection (i) may not be assigned or otherwise conveyed by such person or by any subsequent transferee of any such rights without the written consent of the Company, which consent shall not be unreasonably withheld; provided that the Company may refuse such written consent if the proposed transferee is a competitor of the Company as determined by the Company's Board of Directors; and provided further, that no such written consent shall be required if the transfer is made to a party who is not a competitor of the Company and who is a parent, subsidiary, affiliate, partner or group member of such person;

              (j) advise each selling holder of Registrable Shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

              (k) cooperate with the selling holders of Registrable Shares and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold, such certificates to be in such denominations and registered in such names as such holders or the managing underwriters may request at least two business days prior to any sale of Registrable Shares; and

              (l) permit any holder of Registrable Shares which holder, in the sole and exclusive judgment, exercised in good faith, of such holder, might be deemed to be a controlling person of the Company, to participate in good faith in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included, subject to review by the Company and its counsel after consultation with such holder.

         For purposes of Section 6(a) and 6(b) and of Section 3(c), the period of distribution of Registrable Shares in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Shares in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Shares covered thereby and 90 days after the effective date thereof.

         In connection with each registration hereunder, the sellers of Registrable Shares will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

         In connection with each registration pursuant to Sections 3, 4 or 5 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

         7. Expenses. All expenses incurred by the Company in complying with Sections 3, 4 and 5, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and fees and disbursements of one counsel for the sellers of Registrable Shares, but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Registrable Shares are called "Selling Expenses".

         The Company will pay all Registration Expenses in connection with each registration statement under Sections 3, 4 or 5. All Selling Expenses in connection with each registration statement under Sections 3, 4 or 5 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

         8.   Indemnification and Contribution.
              --------------------------------

              (a) In the event of a registration of any of the Registrable Shares under the Securities Act pursuant to Sections 3, 4 or 5, the Company will indemnify and hold harmless each seller of such Registrable Shares thereunder, each underwriter of such Registrable Shares thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Shares were registered under the Securities Act pursuant to Sections 3, 4 or 5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case if and to the extent that (1) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus or (2) the prospectus relating to such registration shall have been amended or supplemented and copies, as so amended or supplemented, shall have been furnished to such seller of Registrable Securities prior to the confirmation of any sales of Registrable Securities and such seller did not, at or prior to the confirmation of the sale of Regsitrable Securities deliver such prospectus to the purchaser of such Registrable Securities if such applicable untrue statement or omission of a material fact contained in a prospectus was corrected in the prospectus so amend or supplemented..

              (b) In the event of a registration of any of the Registrable Shares under the Securities Act pursuant to Sections 3, 4 or 5, each seller of such Registrable Shares thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act pursuant to Sections 3, 4 or 5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such seller from the sale of Registrable Shares covered by such registration statement.

              (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 8 and shall only relieve it from any liability which it may have to such indemnified party under this
Section 8 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

              (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 8; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Shares offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         9. Changes in Common Stock or Preferred Stock. If, and as often as, there is any change in the Common Stock or the Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock and the Preferred Stock as so changed.

         10. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Shares to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

              (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

              (b) use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

              (c) furnish to each holder of Registrable Shares forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Registrable Shares without registration.

         11.  Miscellaneous.
              -------------

              (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Registrable Shares, Preferred Shares, Warrant Exercise Shares or Warrant), whether so expressed or not, provided, however, that registration rights conferred herein on the Investors hereunder shall only inure to the benefit of a transferee of Registrable Shares, Preferred Shares, Warrant Exercise Shares or a Warrant if (i) immediately after such assignment or other transfer, such transferee will hold 1,000,000 Registrable Shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) or (ii) such transferee is a partner, member, stockholder or affiliate of a party hereto.

              (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed, if to the Company or an Investor, to the respective addresses set forth on Schedule I hereto, or if to any subsequent holder of Registrable Shares, to such holder at such address as may have been furnished to the Company in writing by such holder; or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Preferred Shares, Preferred Conversion Shares, Warrant Conversion Shares, Warrant Exercise Shares, Registrable Shares or a Warrant) or to the holders of Preferred Shares, Preferred Conversion Shares, Warrant Conversion Shares, Warrant Exercise Shares, Registrable Shares or a Warrant (in the case of the Company) in accordance with the provisions of this paragraph.

              (c) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its principles of conflicts of laws.

              (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of at least 66-2/3% of the Registrable Shares outstanding.

              (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              (f) The obligations of the Company to register Registrable Shares under Sections 3, 4 or 5 shall terminate on the fifth anniversary of the date of a Qualified Offering.

              (g) If requested in writing by the underwriters for the underwritten public offering of securities of the Company, each holder of Registrable Shares who is a party to this Agreement shall agree not to sell publicly any Registrable Shares or any other shares of Common Stock (other than Registrable Shares or other shares of Common Stock being registered in such offering), without the consent of such underwriters, for a period not to exceed 90 days following the effective date of the registration statement relating to such offering (unless the offering is the Company's first underwritten registered public offering after the date hereof, in which case such period shall not exceed 180 days); provided, however, that all persons entitled to registration rights with respect to shares of Common Stock who are not parties to this Agreement, all other persons selling shares of Common Stock in such offering, all persons holding in excess of 1% of the capital stock of the Company on a fully diluted basis and all executive officers and directors of the Company shall also have agreed not to sell publicly their Common Stock under the circumstances and pursuant to the terms set forth in this Section 11(g); and provided, further, however, that any such lock-up agreement shall provide that if the managing underwriter releases any shares from the lock-up with respect to such offering prior to the scheduled expiration date, the managing underwriter shall contemporaneously release a pro rata portion of the Registrable Shares from such lock-up.

              (h) Notwithstanding the provisions of Section 6(a), the Company's obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 90 days in any 12-month period if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed.

              (i) The Company shall not grant to any third party any registration rights more favorable than or inconsistent with any of those contained herein, so long as any of the registration rights under this Agreement remains in effect; provided, however, that the Company may grant to a third party piggy-back registration rights upon the approval of such grant by the unanimous consent of the Board of Directors of the Company.

              (j) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                               ONCURE MEDICAL CORP


                               By: /s/ Jeffrey A. Goffman
                                   ----------------------
                                   Name:  Jeffrey A. Goffman
                                   Title: Chief Executive Officer


                               THE BLEDIN FAMILY TRUST


                               By: /s/ Anthony G. Bledin
                                   ---------------------
                                       Anthony G. Bledin, M.D., as trustee


                               By: /s/ Cheryl Bledin
                                   -----------------
                                       Cheryl Bledin, as trustee


                               THE FIRST AMENDED AND RESTATED ESMOND K. CHAN AND CLARA J. CHAN TRUST AGREEMENT


                               By: /s/ Esmond K. Chan
                                   ------------------
                                       Esmond K. Chan, M.D., as trustee


                               By: /s/ Clara Chan
                                   --------------
                                       Clara Chan, as trustee


                               THE ROBERT I. FISHBURN TRUST


                               By: /s/ Robert I. Fishburn
                                   ----------------------
                                       Robert I. Fishburn, M.D., as trustee


                               By: /s/ Nita R. Fishburn
                                   --------------------
                                       Nita R. Fishburn


                               THE FOGEL FAMILY TRUST


                               By: /s/ Thomas D. Fogel
                                   -------------------
                                       Thomas D. Fogel, M.D., as trustee


                               By: /s/ Ellen A. Fogel
                                   ------------------
                                       Ellen A. Fogel, as trustee

                               THE HESSELGESSER FAMILY TRUST


                               By: /s/ Robert D. Hesselgesser
                                   --------------------------
                                       Robert D. Hesselgesser, M.D., as trustee


                               By: /s/ Jane Hesselgesser
                                   ---------------------
                                       Jane Hesselgesser, as trustee


                               THE LOCK REVOCABLE TRUST


                               By: /s/ Michael M. Lock
                                   -------------------
                                       Michael M. Lock, M.D., as trustee


                               By: /s/ Priscilla F. Lock
                                   ---------------------
                                       Priscilla F. Lock, as trustee


                               THE PETER K. SEIN TRUST


                               By: /s/ Peter K. Sien
                                   -----------------
                                       Peter K. Sien, M.D., as trustee


                               DVI FINANCIAL SERVICES INC.


                               By: /s/ Richard Miller
                                   ------------------
                               Name:  Richard E. Miller
                               Title:  Vice President


                               CROSSBOW VENTURE PARTNERS, L.P.
                               By:  Crossbow Venture Partners Corp., as its
                               General Partner


                               By: /s/ Steven J. Warner
                                   --------------------
                               Name:  Steven J. Warner
                               Title: President


                               MERCURIUS BELEGGINGSMAATSCHAPPIG BV


                               By: /s/ HHF Stienstra
                                   -----------------
                               Name:  HHF Stienstra
                               Title: President


                               PARTICIPATIE MAATSCHAPPIJ AVANTI LIMBURG BV


                               By: /s/ HHF Stienstra
                                   -----------------
                               Name:  HHF Stienstra
                               Title: President

                               /s/ Jeffrey A. Goffman
                               -----------------------
                               JEFFREY A. GOFFMAN


                               /s/ Charles J. Jacobson
                               -----------------------
                               CHARLES J. JACOBSON


                               /s/ Gordon D. Rausser
                               ---------------------
                               GORDON D. RAUSSER


                               /s/ Stanley S. Trotman
                               ----------------------
                               STANLEY S. TROTMAN, JR.


                               /s/ Shyam B. Paryani
                               --------------------
                               SHYAM B. PARYANI


                               /s/ John W. Wells
                               -----------------
                               JOHN W. WELLS, JR.


                               /s/ Abhijit Deshmukh
                               --------------------
                               ABHIJIT DESHMUKH


                               /s/ Douglas W. Johnson
                               ----------------------
                               DOUGLAS W. JOHNSON


                               /s/ Sonja Schoeppel
                               -------------------
                               SONJA SCHOEPPEL


                               /s/ Walter P. Scott
                               -------------------
                               WALTER P. SCOTT


                               LAUREL HOLDINGS II, L.L.C.
                               By: MedEquityCapital, LLC


                               By: /s/ Peter G. Gates
                                   ------------------
                                    Name:  Peter R. Gates
                                    Title: Manager